UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

COVIDIEN LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33259	98-0518045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Front Street

Hamilton, HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-298-2480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Approval of Annual Incentive Cash Bonus Payments for Fiscal 2007

On December 6, 2007, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Covidien Ltd. (the “Company”) approved the payment of incentive cash bonus awards pursuant to the Company’s Annual Incentive Plan, which, as applied to our executive officers, is authorized pursuant to our 2007 Stock and Incentive Plan. Performance measures and weightings for fiscal 2007 were operating income (50%) and free cash flow (50%) for executive officers who provide services to the entire company. For Jose Almeida, who is the President of our Medical Devices business segment, performance measures and weighting for fiscal 2007 were operating income (10%), free cash flow (50%) and operating income of the Medical Devices segment (40%).

Payouts of 2007 incentive cash bonus awards were approved as follows:

Name and Position	2007 Annual Incentive Cash Bonus Payout
Richard J. Meelia President and Chief Executive Officer	$1,248,644
Charles J. Dockendorff Executive Vice President and Chief Financial Officer	$550,387
Jose E. Almeida Senior Vice President and President, Medical Devices	$514,002
John H. Masterson Senior Vice President and General Counsel	$378,707
Karen A. Quinn-Quintin Senior Vice President, Human Resources	$320,421
Amy A. McBride-Wendell Senior Vice President, Business Development	$297,916

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.

	By:	/s/ John W. Kapples
John W. Kapples,
Vice President and Secretary

Date: December 11, 2007